As filed with the Securities and Exchange Commission on December 15, 2000
                                                      Registration No. 333-51240
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                HORIZON PCS, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                               4812                             31-1707839
      (State of Incorporation)           (Primary Standard Industrial    (I.R.S. Employer Identification No.)
                                         Classification Code Number)


                               68 East Main Street
                          Chillicothe, Ohio 45601-0480
                                 (740) 772-8200
                   (Address, including zip code and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)


                              Mr. William A. McKell
                      President and Chief Executive Officer
                                Horizon PCS, Inc.
                               68 East Main Street
                          Chillicothe, Ohio 45601-0480
                                 (740) 772-8200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies To:
                          T. Clark Fitzgerald III, Esq.
                          Donald I. Hackney, Jr., Esq.
                          Arnall Golden & Gregory, LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8500



     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities to be registered. All of the amounts shown are estimated except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

Securities and Exchange Commission registration fee.........      $  5,908
Nasdaq National Market listing fee..........................            *
Printing and engraving expenses.............................        50,000
Legal fees and expenses.....................................        50,000
Accounting fees and expenses................................         5,000
Transfer agent and registrar fees...........................         5,000
Miscellaneous expenses......................................            *
                                                                ---------------

         Total..............................................    $       *
                                                                ===============

-------------------------
* To be supplied by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation of Horizon PCS, Inc. ("Horizon PCS") provides that the liability of the directors of Horizon PCS to Horizon PCS or any of its stockholders for monetary damages arising from acts or omissions occurring in their capacity as directors shall be limited to the fullest extent permitted by the laws of Delaware or any other applicable law. This limitation does not apply with respect to any action in which a director would be liable under Section 174 of the General Corporation Law of the State of Delaware nor does it apply with respect to any liability in which a director:

     -    breached his duty of loyalty to Horizon PCS or its stockholders;

     - did not act in good faith or, in failing to act, did not act in good faith;

     - acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

     -    derived an improper personal benefit.

     Horizon PCS' Certificate of Incorporation provides that Horizon PCS shall indemnify its directors, officers and employees and former directors, officers and employees to the fullest extent permitted by the laws of Delaware or any other applicable law. Pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware, Horizon PCS has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Horizon PCS) by reason of the fact that he is or was a director, officer, employee or agent of Horizon PCS, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of Horizon PCS and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of Horizon PCS as well, but only to the extent or defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

     Horizon PCS has acquired directors' and officers' liability insurance covering its directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Horizon PCS pursuant to the foregoing provisions, Horizon PCS has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     During the last three years, the Registrant has sold or issued the following unregistered securities:

     (1) On April 25, 2000, in connection with the incorporation of the Registrant, the Registrant issued one share of its class B common stock to Horizon Telcom, Inc. ("Horizon Telcom") in return for the payment of $100.

     (2) On June 27, 2000, in connection with the initial capitalization of the Registrant, the Registrant issued 53,806,200 shares of its class B common stock to Horizon Telcom in return for Horizon Telcom's contribution to the Registrant of all the issued and outstanding capital stock of Horizon Personal Communications, Inc.

     (3) On June 27, 2000, in connection with the initial capitalization of the Registrant, the Registrant issued an aggregate of 4,678,800 shares of its class B common stock to the former non-Horizon members of Bright Personal Communication Services, LLC ("Bright PCS"), in return for the contribution by the former members of approximately 70% of their ownership interest in Bright PCS.

     (4) On June 27, 2000, the Registrant granted incentive stock options to purchase 3,874,047 shares of the Registrant's class B common stock at an exercise price of $0.1209 per share, and nonqualified options to purchase 322,837 shares of its class B common stock, at an exercise price of $0.1209 per share. These options were granted in replacement of stock options which had been granted by Horizon Personal Communications, Inc. on November 16, 1999, prior to the incorporation of the Registrant as a holding company for Horizon Personal Communications, Inc. and Bright PCS.

     (5) In connection with Sprint PCS' grant of the Registrant's new markets on May 19, 2000, the Registrant agreed to grant a warrant to Sprint PCS to acquire 2,510,460 shares of the Registrant's class A common stock at an exercise price equal to the initial public offering price per share. The warrant will expire on the 3rd anniversary of the completion of this offering.

     (6) On February 15, 2000, Horizon Personal Communications, Inc. borrowed $13 million from First Union Investors, Inc. in connection with Horizon Personal Communication, Inc.'s purchase of shares of the outstanding common stock of Horizon Telcom. In connection with the loan transaction, the Registrant and First Union Investors, Inc., agreed that, upon the completion of this offering, the outstanding principal amount, and accrued interest thereon, under the note to First Union Investors, Inc. would be converted into shares of the Registrant's class A common stock at a conversion price equal to the initial public offering price per share.

     (7) On  September  8, 2000,  the  Registrant  effected a 1.1697 for 1 stock
dividend  of  its  issued  and  outstanding   Class  B  common  stock  and  made
corresponding adjustments to the outstanding options and warrants.

     (8) On September 26, 2000, the registrant issued 26,087,237 shares of its convertible preferred stock at a weighted average purchase price of $5.39 per share (consisting of 10,252,239 shares of Series A Preferred Stock at $5.88 per share and 15,834,998 shares of Series A-1 Preferred Stock at $5.07 per share). The purchasers of the preferred stock and the amount purchased are listed in the table below.

NAME OF PURCHASER                                                                  NUMBER OF SHARES
                                                                               Series A       Series A-1
                                                                               --------       ----------
Apollo Investment Fund IV, L.P................................                 7,854,719      12,132,161
Apollo Overseas Partners IV, L.P..............................                   436,097         673,582
Ares Leveraged Investment Fund, L.P...........................                   467,687         722,375
Ares Leveraged Investment Fund II, L.P........................                   467,687         722,375
First Union Capital Partners, L.P.............................                 1,026,049       1,584,505

     (9) On September 26, 2000, the registrant issued 295,000 units ("Units") consisting of $295,000,000 principal amount of 14% Senior Discount Notes due 2010 and warrants to purchase 3,805,500 shares of class A common stock at an exercise price of $5.88 per share. The initial purchasers of the Units and the amount purchased are listed in the table below.

     Exemption from the registration provisions of the Securities Act for the transaction described in paragraph 7 above was claimed on the basis that such transaction did not constitute an "offer," "offer to sell," "sale," or "offer to buy" under Section 5 of the Securities Act. Exemption from the registration provisions of the Securities Act for the other transactions described above was claimed under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder on the basis that such transactions did not involve any public offering, the purchasers were sophisticated with access to the kind of information registration would provide and that such purchasers acquired such securities without a view towards distribution thereof. In addition, exemption from the registration provisions of the Securities Act for the transactions described in paragraph 4 was claimed under Section 3(b) of the Securities Act on the basis that such securities were sold pursuant to a written compensatory benefit plan or pursuant to a written contract relating to compensation and not for capital raising purposes under Rule 701 of the Securities Act, and exemption from the registration provisions of the Securities Act for the transactions described in paragraphs 8 and 9 above was claimed under Rule 144A of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

Exhibit
Number    Description
--------  -----------
1.1* Purchase Agreement dated September 18, 2000 between Horizon PCS, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation and First Union Securities, Inc.

2.1*(1) Asset Purchase Agreement, dated May 19, 2000, by and between Sprint PCS, Inc. and Horizon Personal Communications, Inc.

2.2*(1) Contribution and Exchange Agreement, as amended, dated May 4, 2000, by and among Horizon Personal Communications, Inc., Horizon Telcom, Inc., the Registrant and those persons listed on the attachment to the Contribution and Exchange Agreement.

3.1*      Amended and Restated Certificate of Incorporation of Horizon PCS.

3.2*      Bylaws of Horizon PCS.

4.1*      Specimen Common Stock Certificate.

4.2* Indenture dated as of September 26, 2000 between Horizon PCS, Inc. , Horizon Personal Communications, Inc., Bright Personal Communications, Inc. and Wells Fargo Bank Minnesota, National Association.

4.3* A/B Exchange Registration Rights Agreement made as of September 26, 2000 by and among Horizon PCS, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation and First Union Securities, Inc.

4.4*      Form of Registered Note (included in Exhibit 4.2).

4.5*      Note Guarantee of Horizon Personal Communications, Inc.

4.6*      Note Guarantee of Bright Personal Communications Services, LLC

5.1** Opinion of Arnall Golden & Gregory, LLP regarding legality of the common stock being issued.

10.1*     Form of  Employment  Agreement,  dated  September   26,  2000,  by and
          between Registrant and William A. McKell.

10.2*     Form  of  Employment  Agreement,   dated  September 26,  2000,  by and
          between Registrant and Peter M. Holland.

10.3*+    Sprint  PCS  Management  Agreement  between  Sprint  Spectrum,   L.P.,
          SprintCom, Inc. and Horizon Personal Communications, Inc., dated June 8, 1998.

10.3.1* Letter Agreement, dated July 3, 2000, between Sprint Spectrum, L.P., SprintCom, Inc. and Horizon Personal Communications, Inc.

10.4*+ Sprint PCS Services Agreement between Sprint Spectrum L.P. and Horizon Personal Communications, Inc., dated June 8, 1998.

10.5* Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and Horizon Personal Communications, Inc., dated June 8, 1998.

10.6* Sprint Spectrum Trademark and Service Mark License Agreement between Sprint Spectrum L.P. and Horizon Personal Communications, Inc., dated June 8, 1998.

10.7*+    Sprint PCS Management Agreement between Wirelessco,  L.P.,  SprintCom,
          Inc.,  Sprint  Spectrum,   L.P.  and  Bright  Personal  Communications
          Services, LLC, dated October 13, 1999.

10.8*+ Sprint PCS Services Agreement between Sprint Spectrum, L.P. and Bright Personal Communications Services, LLC, dated October 13, 1999.

10.9*     Sprint  Trademark and Service Mark License  Agreement  between  Sprint
          Communications   Company,  L.P.  and  Bright  Personal  Communications
          Services, LLC, dated October 13, 1999.

10.10* Sprint Spectrum Trademark and Service Mark License Agreement between Sprint Spectrum, L.P. and Bright Personal Communications Services, LLC, dated October 13, 1999.

10.11** Loan Agreement by and between Horizon Personal Communications, Inc. and Rural Telephone Finance Cooperative, dated August 29, 1997.

10.12*    Horizon Telcom Guaranty, dated August 29, 1997.

10.13*    Loan  Agreement,   by  and  between  Bright  Personal   Communications
          Services, LLC and Rural Telephone Finance Corporation, dated April 28, 2000.

10.14* Loan Agreement dated May 31, 2000 by and between Horizon Personal Communications, Inc. and Rural Telephone Finance Cooperative.

10.15* Amendment to Loan Agreement dated as of June 27, 2000 by and between Horizon Personal Communications, Inc. and Rural Telephone Finance Cooperative.

10.16**   Horizon Telcom Guaranty dated June 27, 2000.

10.17* Commitment letter from First Union National Bank with regard to $225 million senior secured credit facility for the Registrant.

10.18*    Registration  Rights Agreement,  dated June 27, 2000, by and among the
          Registrant   and  those  persons  listed  on  the  attachment  to  the
          Contribution and Exchange Agreement.

10.19*+ Network Services Agreement by and between West Virginia PCS Alliance, L.C., Virginia PCS Alliance, L.C. and Horizon Personal Communications, Inc., dated August 12, 1999.

10.20* Assignment and Agreement by and between SprintCom, Inc., Horizon Personal Communications, Inc., West Virginia PCS Alliance, L.C. and Virginia PCS Alliance, L.C., dated August 12, 1999.

10.21*+ PCS CDMA Product Supply Contract by and between Motorola, Inc. and Horizon Personal Communications, Inc.

10.22* Bridge Note Purchase Agreement by and between Horizon Personal Communications, Inc. and First Union Investors, Inc., dated February 15, 2000.

10.23**   13%  Senior   Subordinated   Promissory  Note  from  Horizon  Personal
          Communications, Inc. to First Union Investors, Inc., dated February 15, 2000.

10.24** Conversion Agreement, by and between Horizon Personal Communications and First Union Investors, Inc., dated February 15, 2000.

10.25*    Form of Horizon PCS, Inc. 2000 Stock Option Plan.

10.26*+   Site   Development   Agreement   by  and  between   Horizon   Personal
          Communications, Inc. and SBA Towers, Inc., dated August 17, 1999.

10.27*+ Master Site Agreement by and between SBA Towers, Inc. and Horizon Personal Communications, Inc., dated July 1999.

10.28*+   Master  Design  Build  Agreement  by  and  between  Horizon   Personal
          Communications, Inc. and SBA Towers, Inc., dated August 17, 1999.

10.29*+ Master Site Agreement by and between SBA Towers, Inc. and Bright Personal Communications Services, LLC, dated October 1, 1999.

10.30*+   Master  Design  Build   Agreement  by  and  between  Bright   Personal
          Communications Services, LLC and SBA Towers, Inc., dated October 1, 1999.

10.31* Services Agreement, dated May 1, 2000, between Horizon Personal Communication, Inc. and Horizon Services, Inc.

10.32* Lease Agreement, dated May 1, 2000 between Chillicothe Telephone Company and Horizon Personal Communications, Inc.

10.33* Services Agreement, dated May 1, 2000 between Horizon Personal Communications, Inc. and United Communications, Inc.

10.34*    Form of Indemnification Agreement.

10.35* Amended and Restated Tax Allocation Agreement dated May 1, 2000 by and among Horizon Telcom, Inc., Chillicothe Telephone Company, Horizon Personal Communications, Inc., United Communications, Inc., Horizon Services, Inc., and Horizon PCS, Inc.

10.35.1* First Amendment to the Amended and Restated Tax Allocation Agreement dated as of September 26, 2000 by and among Horizon Telcom, Inc., Chillicothe Telephone Company, Horizon Personal Communications, Inc., United Communications, Inc., Horizon Services, Inc., and Horizon PCS, Inc.

10.36*    Form of Lock-up Agreement.

10.37* Securities Purchase Agreement dated September 26, 2000 by and among Horizon PCS, Inc. Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P. and First Union Capital Partners, LLC.

10.38* Investors Rights and Voting Agreement dated September 26, 2000 by and among Horizon PCS, Inc. Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P. and First Union Capital Partners, LLC.

10.39* Registration Rights Agreement dated September 26, 2000 by and among Horizon PCS, Inc. Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P. and First Union Capital Partners, LLC.

10.40* Credit Agreement, dated as of September 26, 2000, by and among Horizon Personal Communications, Inc., and Bright Personal Communications Services, LLC, Horizon PCS, Inc. (the "Parent") and certain Subsidiaries of the Parent, the several banks and other financial institutions as may from time to time become parties to this Agreement, First Union National Bank, as Administrative Agent, Westdeutsche Landesbank Girozentrale, as Syndication Agent and Arranger and Fortis Capital Corp., as Documentation Agent.

10.41* Warrant Agreement dated as of September 26, 2000 between Horizon PCS, Inc. and Wells Fargo Bank Minnesota, National Association.

10.42*    Warrant Registration Rights Agreement made as of September 26, 2000 by
          and  among  Horizon  PCS,  Inc.  and  Donaldson,   Lufkin  &  Jenrette
          Securities Corporation and First Union Securities, Inc.

21.1*     Subsidiaries of Horizon.

23.1***   Consent of Arthur Andersen, LLP.

23.2** Consent of Arnall Golden & Gregory, LLP (contained in legal opinion filed as Exhibit 5.1).

24.1***   Powers of Attorney (set forth on the signature page hereto).

27.1***   Financial Data Schedule (for SEC use only).

27.2***   Financial Data Schedule (for SEC use only).

27.3***   Financial Data Schedule (for SEC use only).

--------------------
* incorporated by reference to the exhibit with the same number in the Registrant's Registration Statement on Form S-4 (File No. 333-51238)
**   to be filed by amendment.
(1)  In accordance with Item 601(b)(2) of Regulation S-K, the schedules have been omitted and a list briefly  describing  the schedules is
     at  the  end  of  the  Exhibit.   The   Registrant   will  furnish
     supplementally a copy of any omitted schedule to the commission upon request.
+ The Registrant has requested confidential treatment for certain portions of this exhibit pursuant to Rule 406 of the Securities
     Act of 1933, as amended.
***  previously filed.



(b)      Financial Statement Schedules:

The following is the schedule  filed a s apart of the  registration  statement -
Schedule II - Valuation and Qualifying Accounts.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chillicothe, State of Ohio, on the 15th day of December, 2000.

                                    HORIZON PCS, INC.


                                    By:      /s/ William A. McKell
                                        ----------------------------------------
                                             William A. McKell
                                             Chairman of the Board, President,
                                             and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following person in the capacities and on the dates indicated.

                 Name                                    Title                                  Date

        /s/  William A. McKell           Chairman of the Board, President and          December 15, 2000
------------------------------------
         William A. McKell               Chief Executive Officer (Principal
                                         Executive Officer)

        /s/ Peter M. Holland             Chief Financial Officer; Director             December 15, 2000
------------------------------------
        Peter M. Holland                 (Principal Financial and Accounting
                                         Officer)

         /s/  Thomas McKell*             Director                                     December 15, 2000
------------------------------------
         Thomas McKell

        /s/  Phoebe H. McKell*           Director                                      December 15, 2000
------------------------------------
         Phoebe H. McKell

        /s/  Lonnie D. Pedersen*         Director                                      December 15, 2000
------------------------------------
         Lonnie D. Pedersen

        /s/  Robert A. Katz*             Director                                      December 15, 2000
------------------------------------
         Robert A. Katz

        /s/  Marc J. Rowan*              Director                                      December 15, 2000
------------------------------------
         Marc J. Rowan


*By:         /s/ Peter M. Holland
     -------------------------------
          Peter M. Holland
          Attorney in Fact

                                INDEX TO EXHIBITS

Exhibit
Number    Description
--------  -----------
1.1* Purchase Agreement dated September 18, 2000 between Horizon PCS, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation and First Union Securities, Inc.

2.1*(1) Asset Purchase Agreement, dated May 19, 2000, by and between Sprint PCS, Inc. and Horizon Personal Communications, Inc.

2.2*(1) Contribution and Exchange Agreement, as amended, dated May 4, 2000, by and among Horizon Personal Communications, Inc., Horizon Telcom, Inc., the Registrant and those persons listed on the attachment to the Contribution and Exchange Agreement.

3.1*      Amended and Restated Certificate of Incorporation of Horizon PCS.

3.2*      Bylaws of Horizon PCS.

4.1*      Specimen Common Stock Certificate.

4.2* Indenture dated as of September 26, 2000 between Horizon PCS, Inc. , Horizon Personal Communications, Inc., Bright Personal Communications, Inc. and Wells Fargo Bank Minnesota, National Association.

4.3* A/B Exchange Registration Rights Agreement made as of September 26, 2000 by and among Horizon PCS, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation and First Union Securities, Inc.

4.4*      Form of Registered Note (included in Exhibit 4.2).

4.5*      Note Guarantee of Horizon Personal Communications, Inc.

4.6*      Note Guarantee of Bright Personal Communications Services, LLC

5.1** Opinion of Arnall Golden & Gregory, LLP regarding legality of the common stock being issued.

10.1*     Form of  Employment  Agreement,  dated   September  26,  2000,  by and
          between Registrant and William A. McKell.

10.2* Form of Employment Agreement, dated September 26, 2000, by and between Registrant and Peter M. Holland.

10.3*+    Sprint  PCS  Management  Agreement  between  Sprint  Spectrum,   L.P.,
          SprintCom, Inc. and Horizon Personal Communications, Inc., dated June 8, 1998.

10.3.1* Letter Agreement, dated July 3, 2000, between Sprint Spectrum, L.P., SprintCom, Inc. and Horizon Personal Communications, Inc.

10.4*+ Sprint PCS Services Agreement between Sprint Spectrum L.P. and Horizon Personal Communications, Inc., dated June 8, 1998.

10.5* Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and Horizon Personal Communications, Inc., dated June 8, 1998.

10.6* Sprint Spectrum Trademark and Service Mark License Agreement between Sprint Spectrum L.P. and Horizon Personal Communications, Inc., dated June 8, 1998.

10.7*+    Sprint PCS Management Agreement between Wirelessco,  L.P.,  SprintCom,
          Inc.,  Sprint  Spectrum,   L.P.  and  Bright  Personal  Communications
          Services, LLC, dated October 13, 1999.

10.8*+ Sprint PCS Services Agreement between Sprint Spectrum, L.P. and Bright Personal Communications Services, LLC, dated October 13, 1999.

10.9*     Sprint  Trademark and Service Mark License  Agreement  between  Sprint
          Communications   Company,  L.P.  and  Bright  Personal  Communications
          Services, LLC, dated October 13, 1999.

10.10* Sprint Spectrum Trademark and Service Mark License Agreement between Sprint Spectrum, L.P. and Bright Personal Communications Services, LLC, dated October 13, 1999.

10.11** Loan Agreement by and between Horizon Personal Communications, Inc. and Rural Telephone Finance Cooperative, dated August 29, 1997.

10.12*    Horizon Telcom Guaranty, dated August 29, 1997.

10.13*    Loan  Agreement,   by  and  between  Bright  Personal   Communications
          Services, LLC and Rural Telephone Finance Corporation, dated April 28, 2000.

10.14* Loan Agreement dated May 31, 2000 by and between Horizon Personal Communications, Inc. and Rural Telephone Finance Cooperative.

10.15* Amendment to Loan Agreement dated as of June 27, 2000 by and between Horizon Personal Communications, Inc. and Rural Telephone Finance Cooperative.

10.16**   Horizon Telcom Guaranty dated June 27, 2000.

10.17* Commitment letter from First Union National Bank with regard to $225 million senior secured credit facility for the Registrant.

10.18*    Registration  Rights Agreement,  dated June 27, 2000, by and among the
          Registrant   and  those  persons  listed  on  the  attachment  to  the
          Contribution and Exchange Agreement.

10.19*+ Network Services Agreement by and between West Virginia PCS Alliance, L.C., Virginia PCS Alliance, L.C. and Horizon Personal Communications, Inc., dated August 12, 1999.

10.20* Assignment and Agreement by and between SprintCom, Inc., Horizon Personal Communications, Inc., West Virginia PCS Alliance, L.C. and Virginia PCS Alliance, L.C., dated August 12, 1999.

10.21*+ PCS CDMA Product Supply Contract by and between Motorola, Inc. and Horizon Personal Communications, Inc.

10.22* Bridge Note Purchase Agreement by and between Horizon Personal Communications, Inc. and First Union Investors, Inc., dated February 15, 2000.

10.23**   13%  Senior   Subordinated   Promissory  Note  from  Horizon  Personal
          Communications, Inc. to First Union Investors, Inc., dated February 15, 2000.

10.24** Conversion Agreement, by and between Horizon Personal Communications and First Union Investors, Inc., dated February 15, 2000.

10.25*    Form of Horizon PCS, Inc. 2000 Stock Option Plan.

10.26*+   Site   Development   Agreement   by  and  between   Horizon   Personal
          Communications, Inc. and SBA Towers, Inc., dated August 17, 1999.

10.27*+ Master Site Agreement by and between SBA Towers, Inc. and Horizon Personal Communications, Inc., dated July 1999.

10.28*+   Master  Design  Build  Agreement  by  and  between  Horizon   Personal
          Communications, Inc. and SBA Towers, Inc., dated August 17, 1999.

10.29*+ Master Site Agreement by and between SBA Towers, Inc. and Bright Personal Communications Services, LLC, dated October 1, 1999.

10.30*+   Master  Design  Build   Agreement  by  and  between  Bright   Personal
          Communications Services, LLC and SBA Towers, Inc., dated October 1, 1999.

10.31* Services Agreement, dated May 1, 2000, between Horizon Personal Communication, Inc. and Horizon Services, Inc.

10.32* Lease Agreement, dated May 1, 2000 between Chillicothe Telephone Company and Horizon Personal Communications, Inc.

10.33* Services Agreement, dated May 1, 2000 between Horizon Personal Communications, Inc. and United Communications, Inc.

10.34*    Form of Indemnification Agreement.

10.35* Amended and Restated Tax Allocation Agreement dated May 1, 2000 by and among Horizon Telcom, Inc., Chillicothe Telephone Company, Horizon Personal Communications, Inc., United Communications, Inc., Horizon Services, Inc., and Horizon PCS, Inc.

10.35.1* First Amendment to the Amended and Restated Tax Allocation Agreement dated as of September 26, 2000 by and among Horizon Telcom, Inc., Chillicothe Telephone Company, Horizon Personal Communications, Inc., United Communications, Inc., Horizon Services, Inc., and Horizon PCS, Inc.

10.36*    Form of Lock-up Agreement.

10.37* Securities Purchase Agreement dated September 26, 2000 by and among Horizon PCS, Inc. Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P. and First Union Capital Partners, LLC.

10.38* Investors Rights and Voting Agreement dated September 26, 2000 by and among Horizon PCS, Inc. Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P. and First Union Capital Partners, LLC.

10.39* Registration Rights Agreement dated September 26, 2000 by and among Horizon PCS, Inc. Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P. and First Union Capital Partners, LLC.

10.40* Credit Agreement, dated as of September 26, 2000, by and among Horizon Personal Communications, Inc., and Bright Personal Communications Services, LLC, Horizon PCS, Inc. (the "Parent") and certain Subsidiaries of the Parent, the several banks and other financial institutions as may from time to time become parties to this Agreement, First Union National Bank, as Administrative Agent, Westdeutsche Landesbank Girozentrale, as Syndication Agent and Arranger and Fortis Capital Corp., as Documentation Agent.

10.41* Warrant Agreement dated as of September 26, 2000 between Horizon PCS, Inc. and Wells Fargo Bank Minnesota, National Association.

10.42*    Warrant Registration Rights Agreement made as of September 26, 2000 by
          and  among  Horizon  PCS,  Inc.  and  Donaldson,   Lufkin  &  Jenrette
          Securities Corporation and First Union Securities, Inc.

21.1*     Subsidiaries of Horizon.

23.1***   Consent of Arthur Andersen, LLP.

23.2** Consent of Arnall Golden & Gregory, LLP (contained in legal opinion filed as Exhibit 5.1).

24.1***   Powers of Attorney (set forth on the signature page hereto).

27.1***   Financial Data Schedule (for SEC use only).

27.2***   Financial Data Schedule (for SEC use only).

27.3***   Financial Data Schedule (for SEC use only).

--------------------
* incorporated by reference to the exhibit with the same number in the Registrant's Registration Statement on Form S-4 (File No. 333-51238)
**   to be filed by amendment.
(1)  In accordance with Item 601(b)(2) of Regulation S-K, the schedules have been omitted and a list briefly  describing  the schedules is
     at  the  end  of  the  Exhibit.   The   Registrant   will  furnish
     supplementally a copy of any omitted schedule to the commission upon request.
+ The Registrant has requested confidential treatment for certain portions of this exhibit pursuant to Rule 406 of the Securities
     Act of 1933, as amended.
***  previously filed.